UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 24, 2009

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                                             Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Special Meeting of Stockholders of Incyte Corporation (the “Company”) held on November 24, 2009 (the “Special Meeting”), the Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of common stock authorized for issuance from 200,000,000 shares to 400,000,000 shares.  Following the Special Meeting, the Company filed a Certificate of Amendment of the Restated Certificate of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to amend the Company’s Restated Certificate of Incorporation to effect the increase in the number of authorized shares of the Company’s common stock.  The Certificate of Amendment, which became effective upon filing, is attached hereto as Exhibit 3.1.

On November 25, 2009, the Company filed a Certificate of Elimination of the Certificate of Designation of Series A Preferred Stock of the Company (the “Certificate of Elimination”) with the Secretary of State of the State of Delaware relating to the Certificate of Designation of Series A Preferred Stock of the Company, which had originally been filed by the Company with the Secretary of State of the State of Delaware on September 29, 2009 (the “Certificate of Designation”). The Certificate of Elimination had the effect of eliminating from the Company’s Restated Certificate of Incorporation all matters set forth in the Certificate of Designation.  The Certificate of Elimination, which became effective upon filing, is attached hereto as Exhibit 3.2.

Item  9.01              Financial Statements and Exhibits.

(d)	Exhibits

	3.1	Certificate of Amendment of the Restated Certificate of Incorporation of the Company.

	3.2	Certificate of Elimination of the Certificate of Designation of Series A Preferred Stock of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2009

INCYTE CORPORATION

	By:	/s/ Patricia A. Schreck
Patricia A. Schreck
Executive Vice President and
General Counsel